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EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 and the Prospectus contained therein of our report dated June 15, 2001, except for Note 5 for which the date is July 10, 2001, relating to the financial statements of CAYENNE CONSTRUCTION INC. which appear in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


                                               /s/ McKennon, Wilson & Morgan LLP


Irvine, California
July 10, 2001